UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2024

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	001-08675	81-0305822
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

P.O. Box 643 Thompson Fall, MT	59873
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2024, United States Antimony Corporation (NYSE: UAMY) (“USAC” or the “Company”) issued a press release announcing changes with the executive level management of the Company. These executive management changes are effective March 1, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. John (Gus) Gustavsen, age 75, has been appointed President of the Company’s Antimony Division and he has relinquished his title as CEO of the Company.

The Board of Directors has asked two existing board members to serve as Co-CEO’s and Co-PEO’s of the Company:

Joe Bardswich, age 79, Co-CEO & Director

Gary C. Evans, age 66, Co-CEO & Chairman of the Board

Neither Mr. Bardswich nor Mr. Evans are receiving any cash compensation for their new roles at the Company. However, the Board has granted them time-based equity compensation, which was awarded at the Company’s stock price on the grant date.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 4, 2024, announcing Executive Management Changes.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

March 4, 2024	By:	/s/ Richard R. Isaak
Richard R. Isaak SVP, Chief Financial Officer

3